SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 27, 1999


                               CHEMFAB CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                      1-12767                    03-022-1503

State or Other Jurisdiction of   (Commission File Number)   IRS Employer Identification No.
          Incorporation)

                 701 Daniel Webster Highway, Merrimack, NH 03054
               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code (603) 424-9000

         This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or and therefore are inherently uncertain. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties, including acquisition and transition challenges, assimilation issues in the consolidation process, customer reaction to the acquisitions, and operational and other risks relating to the combination of separate businesses. Additional information concerning certain other risks and uncertainties that could cause actual results to differ materially from those projected or suggested, is contained in Chemfab Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, which has been filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Chemfab Corporation as of the date of this Current Report on Form 8-K and Chemfab Corporation cautions against the placement of undue reliance on such statements.

Item 2.  Acquisition or Disposition of Assets

         On December 27, 1999, UROK Acquisition Corp. ("UROK"), a Delaware corporation and an indirect wholly-owned subsidiary of Chemfab Corporation ("Chemfab"), merged (the "Merger") with and into UroQuest Medical Corporation, a Delaware corporation ("UroQuest"), with UroQuest surviving the merger, pursuant to the Agreement and Plan of Merger, dated as of June 3, 1999 (the "Merger Agreement"), by and among Chemfab, UROK and UroQuest.

         UroQuest, through its wholly-owned subsidiary, Bivona, Inc. ("Bivona"), designs, manufactures and markets proprietary disposable silicone elastomer products and silicone elastomer components used in products serving the healthcare and personal care industry. Bivona accounts for virtually all of UroQuest's consolidated revenues. Going forward, the assets of UroQuest and Bivona are expected to be used as they had been immediately prior to the Merger and Bivona is expected to continue to serve its existing customers.

         At the closing of the Merger, each share of common stock, $.001 par value per share, of UroQuest, issued and outstanding immediately prior to the closing of the Merger, was cancelled and extinguished and automatically converted into and became a right to receive $2.2665 per share, pursuant to the Merger Agreement, upon surrender of the certificates that evidenced such shares. The total merger consideration is approximately $29,430,234, with net merger consideration to be paid to the stockholders of UroQuest of approximately $28,419,234 and aggregate payments made to settle outstanding options of approximately $1,011,000. The total merger consideration was agreed to as the result of arms'-length negotiations in the Spring of 1999 between Chemfab and UroQuest.

         The recipients of the total merger consideration were the former stockholders of UroQuest, consisting of former directors and officers of UroQuest and numerous other stockholders, none of whom had any material relationship with Chemfab or its affiliates to the best of Chemfab's knowledge.

         Acquisition financing was provided to Chemfab pursuant to the Revolving Credit and Term Loan Agreement, dated as of November 29, 1999 by and among Chemfab, certain wholly-owned subsidiaries of Chemfab, and Brown Brothers Harriman & Co., as Lender and as Agent for itself and the other Lenders, Fleet Bank NH, Citizens Bank of New Hampshire, Bank of New Hampshire and other Lenders from time to time a party thereto, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of UroQuest

         The following financial statements of UroQuest are incorporated by reference to pages F-2 through F-20 of UroQuest's Annual Report on Form 10-K for
the  year  ended  December  31,  1998  (Commission   File  Number  0-20963).

o Consolidated Statements of Operations for the Years Ended December 31, 1998, 1997 and 1996 o Consolidated Balance Sheets at December 31, 1998 and 1997

o Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1998, 1997 and 1996

o Consolidated Statements of Cash Flows or the Years Ended December 31, 1998, 1997 and 1996 o Notes to Consolidated Financial Statements

o Independent Auditors' Reports

         The following financial statements of UroQuest are incorporated by reference to pages 2 through 8 of the UroQuest Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

o Condensed Consolidated Statements of Operations for the Three Months and the Nine Months Ended September 30, 1999 and 1998 (unaudited)

o Condensed Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998 o Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1999 and 1998 (unaudited)

o Notes to  Condensed Consolidated Financial Statements

(b)      Pro forma Financial Information

         Pro forma financial information required by this item will be filed by amendment to this initial report no later than 60 days after the date an initial report must be filed with the Securities and Exchange Commission.

(c)      Exhibits

Exhibit 23.1      Consent of Ernst & Young LLP

Exhibit 23.2      Consent of KPMG LLP

Exhibit 99.1 Revolving Credit and Term Loan Agreement, dated as of November 29, 1999 by and among Chemfab, certain wholly-owned subsidiaries of Chemfab, and Brown Brothers Harriman & Co., as Lender and as Agent for itself and the other Lenders, Fleet Bank NH, Citizens Bank of New Hampshire, Bank of New Hampshire and other Lenders from time to time a party thereto.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHEMFAB CORPORATION



                                       By: /S/JOHN W. VERBICKY
                                           John W. Verbicky
                                           President and Chief Executive Officer

Dated: January 11, 2000